EXHIBIT 10.17

Notice of Grant of Stock Options and Award Agreement	SVB FINANCIAL GROUP ID: 94-2875288 3003 Tasman Drive Santa Clara, CA 95054
Name Address City, State, Zip	Option Number: Plan: 2006 Equity Incentive Plan ID:

Grant Agreement:
Participant Name:
Employee ID:
Grant Number:
Grant Type:
Date of Grant:
Option Price per Share:
Total Option Price:
Expiration Date:
Vesting Schedule:
Vesting Date	Shares

Effective on the Date of Grant listed above, you have been granted a Nonqualified Stock Option to buy Shares of SVB Financial Group (the “Company”) stock at the Option Price listed in the Grant Agreement above (the “Option”).

Shares in each period will become fully vested on the dates shown in the Vesting Schedule, subject to the Participant continuing to be a Service Provider through each such date.

By your acceptance and the Company’s signature below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Company’s 2006 Equity Incentive Plan and the Award Agreement, all of which are attached and made a part of this document.

SVB Financial Group	Date

Participant Name	Date

SVB FINANCIAL GROUP

NONSTATUTORY STOCK OPTION AWARD AGREEMENT

SVB Financial Group (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”), has granted to Participant an Option to purchase shares of the Common Stock of the Company (“Shares”). This Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The grant hereunder is in connection with and in furtherance of the Company’s compensatory benefit plan for participation of the Company’s Employees (including Officers), Directors or Consultants. Defined terms not explicitly defined in this Award Agreement shall have the same definitions as in the Plan or in the Notice of Grant of Stock Options (“Notice of Grant”), to which this Award Agreement is attached.

The details of your Option are as follows:

1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of Shares subject to this Option is set forth in the Notice of Grant.

2. VESTING. Subject to the limitations contained herein, the Shares will vest (become exercisable) as set forth in the Notice of Grant until either (i) you cease to be a Service Provider for any reason, or (ii) this Option becomes fully vested.

3. OPTION PRICE AND METHOD OF PAYMENT.

(a) Option Price. The Option Price per Share is the price set forth in the Notice of Grant, such price being not less than one hundred percent (100%) of the fair market value of the Common Stock on the Date of Grant of this Option.

(b) Method of Payment. Payment of the Option Price per Share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by Applicable Laws, to make payment of the Option Price under one of the following alternatives:

(i) Payment of the Option Price per Share in cash (including check) at the time of exercise;

(ii) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned Shares, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise;

(iii) Consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(iv) Payment by a combination of the methods of payment permitted by Section 3(b)(i), (ii), and (iii) above.

4. WHOLE SHARES. This Option may only be exercised for whole Shares.

5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this Option may not be exercised unless the Shares issuable upon exercise of this Option are then registered under the Securities Act of 1933 (the “Securities Act”) or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

6. TERM. The term of this Option commences on the Date of Grant and expires on the Expiration Date, unless this Option expires sooner as set forth below or in the Plan. In no event may this Option be exercised on or after the Expiration Date. This Option shall terminate prior to the Expiration Date as follows: three (3) months after your termination as a Service Provider unless one of the following circumstances exists:

(a) Your termination as a Service Provider is due to your Disability. This Option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination.

(b) Your termination as a Service Provider is due to your death. This Option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death.

(c) Your termination as a Service Provider is due to Cause (as defined in the Plan). This Option will then expire on the date of such termination.

(d) If during any part of such three (3)-month period you may not exercise your Option solely because of the condition set forth in Section 5 above, then your Option will not expire until the earlier of the Expiration Date set forth above or until this Option shall have been exercisable for an aggregate period of three (3) months after your termination as a Service Provider.

(e) If your exercise of the Option within three (3) months after your termination as a Service Provider of the Company or of an Affiliate would result in liability under Section 16(b) of the Securities Exchange Act of 1934, then your Option will expire on the earlier of (i) the Expiration Date set forth above, or (ii) the tenth (10th) day after the last date upon which exercise would result in such liability.

However, this Option may be exercised following your termination as a Service Provider only as to that number of Shares as to which it was exercisable on the date of termination under the provisions of Section 2 of this Option.

7. EXERCISE.

(a) This Option is exercisable by (i) delivery of an exercise notice, in the form and manner determined by the Administrator, or (ii) following an electronic or other exercise procedure prescribed by the Administrator, which in either case shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Participant shall provide payment of any applicable tax withholding arising in connection with such exercise. This Option shall be deemed to be exercised upon receipt by the Company of a fully executed exercise notice or completion of such exercise procedure, as the Administrator may determine in its sole discretion, accompanied by any applicable tax withholding.

(b) By exercising this Option you agree that, as a precondition to the completion of any exercise, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this Option; (2) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise; or (3) the disposition of Shares acquired upon such exercise. You also agree that the exercise of this

Option has not been completed and that the Company is under no obligation to issue any Shares to you until such an arrangement is established or the Company’s tax withholding obligations are satisfied, as determined by the Company.

8. CODE SECTION 409A. Under Code Section 409A, an Option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

9. TRANSFERABILITY.

(a) This Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this Option.

(b) Notwithstanding the foregoing, this Option may be transferred by you, in whole or in part, to:

(i) your spouse, children or grandchildren (including adopted children and stepchildren and step-grandchildren) (the “Immediate Family”);

(ii) a trust solely for your benefit and your Immediate Family; or

(iii) a partnership or limited liability company whose only partners or stockholders are you and your Immediate Family,

(each transferee described in this section is hereafter referred to as a “Permitted Transferee”), provided that the Committee (or designees thereof) is notified in advance in writing of the terms and conditions of any proposed transfer and the Committee (or designees thereof) determines that the proposed transfer complies with the requirements of the Plan and this Award Agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify pursuant to the terms above shall be void and unenforceable against the Company. If such a transfer occurs, the shares issued upon exercise of the transferred Option shall be certificated and shall bear a restrictive legend that notes that the subject shares are not registered with the Securities and Exchange Commission.

(c) The terms of this Award Agreement (including, without limitation, Section 6(b) relating to termination as a result of death) shall apply to your beneficiaries, executors and administrators and your Permitted Transferees (including the beneficiaries, executors and administrators of the Permitted Transferees), including the right to agree to any amendment of the applicable Award Agreement, except that Permitted Transferees shall not transfer any Option other than by will or by the laws of descent and distribution.

(d) An Option shall be exercised only by you (or your attorney in fact or guardian) (including in the case of a transferred Option, by a Permitted Transferee), or, in the case of your death, by the your executor or administrator (including, in the case of a transferred Option, by the executor or administrator of the Permitted Transferee), and no Shares shall be issued by the Company unless the exercise of an Option is accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligations on such exercise or by other arrangements satisfactory to the Committee to provide such payment.

10. OPTION NOT A SERVICE CONTRACT. This Option is not a guarantee of continued service and nothing in this Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company, or of the Company to continue your service with the Company. In addition, nothing in this Option shall obligate the Company or any Affiliate, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which you might have as a Service Provider for the Company or Affiliate.

11. NOTICES. Any notices provided for in this Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

12. GOVERNING PLAN DOCUMENT. This Option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this Option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Option and those of the Plan, the provisions of the Plan shall control.

13. ELECTRONIC DELIVERY. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Electronic execution of this Award Agreement and/or other documents shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in the Plan, this Award Agreement and/or such other documents.

14. AUTHORIZATION TO RELEASE AND TRANSFER NECESSARY PERSONAL INFORMATION. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data by and among, as applicable, the Company and the Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and the Subsidiaries may hold certain personal information about the Participant including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Options or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Participant’s participation in the Plan (the “Data”). The Participant understands that the Data may be transferred to the Company or any of the Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of Options under the Plan or with whom Shares acquired pursuant to the vesting of the Options. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or the Subsidiaries, or to any third parties is necessary for his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting his or her local human resources representative in writing. The Participant further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Options, and his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

Notice of Exercise

SVB Financial Group

Attn: Investor Relations HG100

3003 Tasman Drive

Santa Clara, CA 95054

I,                     , elect to exercise the following SVB Financial Group stock option(s):

Grant Number:	Grant Date:	Type of Option:	Number of Shares to be Exercised:	Exercise Price Per Share:	Aggregate Exercise Price:

		ISO or NQ		$	$

ISO or NQ

ISO or NQ

$

TYPE OF EXERCISE:

☐ CASH(1)	☐	CASHLESS (Sale of underlying shares of option to pay exercise price)		☐	STOCK(1)(2) (Use already-held shares to pay exercise price)
	☐	Sell shares	☐ Sell all shares listed above		Attach Share Attestation Form

BROKER INFORMATION (if applicable):

Firm:	DTC #	Account #
Contact Person:	Phone:	Fax:

☐	I authorize my broker to pay SVB Financial Group the aggregate exercise price. For non-qualified (NQ) shares, I also authorize my broker to pay Silicon Valley Bank for the applicable taxes owed.

DELIVERY INSTRUCTIONS:

☐ Mail certificate to my home address.	☐ Deliver electronically to my Broker.

I will (i) provide any additional documents you require pursuant to the terms of the Award Agreement, (ii) pay any withholding taxes resulting from exercise of a NQ stock option, and (iii) notify you in writing within 15 days after any disposition of shares issued under an incentive stock option (ISO) that occurs within 2 years after the grant date or 1 year after the exercise date.

Very truly yours,

SS#:
Signed

Telephone:
Address

Date:

(1)	The Effective Date of cash and stock exercises is the day cash, stock, or Share Attestation Form is received by Investor Relations, unless otherwise notified by Investor Relations as a result of insider trading restrictions. If delivery is made by US Mail (or overnight courier) the Effective Date is the postmark date (or pick-up date). The value of shares remitted for stock transactions is based on the closing stock price on the Effective Date.
(2)	Attested shares must meet certain requirements.

Share Attestation Form

SVB Financial Group

Attn: Investor Relations, HG100

3003 Tasman Drive

Santa Clara, CA 95054

I will use shares of SVB Financial Group (the “Company”) common stock I already own to pay the exercise price on the stock options identified on the attached Notice of Exercise. I will not deliver the shares. The Company will subtract the number of shares required to pay the exercise price from the underlying shares I am entitled to receive from the stock option and send me the balance.

1. I certify that I own                      shares of SVB Financial Group common stock (the “Attested Shares”) which I tender to pay part or all of the stock option exercise price. I hold the Attested Shares (check one):

☐	individually. A photocopy of the stock certificate(s) is attached.

☐	jointly as . A photocopy of the stock certificate(s) is attached.

☐	in a brokerage account in the name(s) of . A photocopy of a brokerage statement from the preceding two months showing the Company stock is attached. (Note: Irrelevant information related to other investments may be blocked out.)

2. I certify that (check all that apply):

☐	the Attested Shares are NOT held by a trustee or custodian in an IRA account or any tax deferral plan.

☐	I have owned the Attested Shares for AT LEAST SIX MONTHS and did not acquire them in a stock-for-stock transaction during that six months.

☐	the Attested Shares were originally acquired through an incentive stock option (ISO) exercise and

☐	I have owned shares for AT LEAST ONE YEAR; or

☐	I have owned shares for LESS THAN ONE YEAR (Note: Attesting ISO shares held less than one year triggers a disqualifying disposition of the Attested Shares.)

☐	the Attested Shares were purchased through the SVB Financial Group Employee Stock Purchase Plan (ESPP) and:

☐	I have owned shares for AT LEAST EIGHTEEN MONTHS; or

☐	I have owned shares for LESS THAN EIGHTEEN MONTHS (Note: Attesting ESPP shares held less than eighteen months triggers a disqualifying disposition of the Attested Shares.)

3. Apply toward the option price:

☐	the maximum number of whole shares necessary to pay the aggregate exercise price of my option. I agree to settle any fractional share balance with the Company within 2 days of the Effective Date via check.

☐	the total number of whole shares represented by this attestation to pay for only part of the exercise price. I agree to settle the remaining balance of the aggregate exercise price by check within 1 day of the Effective Date.

Although I will not be required to make actual delivery of the Attested Shares and I will retain full ownership of the Attested Shares, I represent that I (with the consent of the joint owner, if any) have the full power to deliver the Attested Shares to the Company for their benefit.

By signing, any joint owner consents to the exercise of the stock option(s) using Attested Shares and agrees with any representations made above pursuant to the Attested Shares.

Signature of Participant	Signature of any Joint Owner

Print Name	Print Name

Effective Date